Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-227321 and 333-227327) of KLX Energy Services Holdings, Inc.  (the “Company”) of our report dated March 27, 2017 with respect to the financial statements of Motley Services, LLC for the year ended December 31, 2016, included in the Company’s Form 8-K filed with the Securities and Exchange Commission on October 22, 2018.

/s/ FCA, Certified Public Accountants, PLLC

Little Rock, Arkansas

October 22, 2018